UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) June 8, 2005



                    Maxus Real Property Investors-Four, L.P.
             (Exact name of registrant as specified in its charter)



           MISSOURI                     000-11023                 43-1250566
(State or other jurisdiction of        (Commission              (IRS Employer
        incorporation)                 File Number)          Identification No.)


                                 104 Armour Road
                        North Kansas City, Missouri 64116
               (Address of principal executive offices) (Zip Code)


                                 (816) 303-4500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.14e-4(c))




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Item 7.01  Regulation FD Disclosure.

     Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a copy of a letter we recently received from a limited partner from Everest Properties II, LLC to the Registrant's limited partners offering to purchase up to 148 limited partnership units.

Item 8.01  Other Events.

     We have recently learned that Everest Properties II, LLC a California limited liability company ("Everest"), has offered to purchase up to 148 units of limited partnership interests ("Units") of the Registrant at a cash purchase price of $500 per Unit, less the amount of distributions made to you after March 31, 2005 and less any transfer fees imposed by the Registrant for each transfer. As of March 31, 2005, there were a total of 11,249 outstanding Units. Based on the information provided in Everest's offer to purchase, Everest's address is 199 S. Los Robles Ave., Suite 200, Pasadena, California 91101.

     The Registrant expresses no opinion and is remaining neutral toward Everest's tender offer. Notwithstanding the Registrant's decision to remain neutral toward the Everest's tender offer, the Registrant believes it is important for unit holders to consider the following information in addition to the information set forth in Everest's offer to purchase:

     o Pursuant to the Registrant's limited Registrant agreement, no limited partner may transfer less than five (5) Units (or two (2) Units in the case of an IRA) and no partial transfer may result in any limited partner holding less than five (5) Units (or two (2) Units in the case of an IRA) without the express written consent of the Registrant's general partner.

     o On June 14, 2004, the Registrant commenced an odd-lot offer to purchase up to 4,874 Units at $507 per Unit from limited partners holding 25 or fewer Units (the "Odd-Lot Offer"), which expired on July 16, 2004. In connection with the Odd-Lot Offer, the Registrant redeemed 112 Units. An affiliate of the Registrant, Paco Development, LLC ("Paco"), purchased eighteen (18) Units on April 1, 2005 for $500 per Unit in a private transaction. Paco is owned by SLCas, L.L.C., whose sole member is David L. Johnson's wife. David L. Johnson is an officer and director of the Registrant's managing general partner.

     o The Units currently are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This means, among other things, that the Registrant is required to file periodic reports with the Securities and Exchange Commission (the "SEC") and to comply with the SEC's proxy and tender offer rules. The Registrant currently has 553 record holders of Units. If there is reduction in the number of record holders of 54 record holders or more in connection with Everest's tender offer or otherwise, the Registrant could apply to de-register the Units under the Exchange Act because the Units would be held by less than 500 record holders and the Registrant's total assets have not exceeded $10,000,000 on the last day of each of the Registrant's three most recent fiscal years. In such event, it is possible that the Registrant would determine it is in the best interest of the Registrant to de-register the Units because it would reduce legal and accounting expenses of the Registrant, in which case the Registrant would no longer file periodic reports with the SEC. The Registrant would, however, continue to send limited partners annual reports and other reports required by the Registrant's limited partnership agreement.

     As with any contemplated sale, Maxus recommends that unit holders carefully review the offer and the Registrant's publicly available reports and consult with their own tax or financial advisors to determine the consequences of acceptance or rejection of the proposed offer. Each unit holder's situation is unique, so consultation with personal advisors may be helpful.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

     99.1 Letter of Everest Properties II to Maxus Real Property Investors-Four limited partners dated May 13, 2005, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MAXUS REAL PROPERTY INVESTORS-FOUR, L.P.

                                   By: MAXUS CAPITAL CORP.
                                       General Partner


Date: June 8, 2005                     By: /s/ David L. Johnson
                                           -------------------------------------
                                           David L. Johnson
                                           President and Chief Executive Officer